UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2019

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ServisFirst Bancshares, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36452	26-0734029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Woodcrest Place

Birmingham, Alabama 35209

(Address of Principal Executive Offices) (Zip Code)

(205) 949-0302

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SFBS	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company,indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 21, 2019, the board of directors (the “Board”) of ServisFirst Bancshares, Inc. (the “Company”) voted to increase the size of the Board, effective immediately, from six directors to seven directors, and appointed Chris Mettler to the Board to fill the resulting vacancy. Mr. Mettler’s initial term as a director will expire at the Company’s 2020 annual meeting of stockholders. [Committee assignment(s) for Mr. Mettler had not been determined as of the date of filing of this Current Report on Form 8-K.] Mr. Mettler previously served on the Charleston, South Carolina advisory board of the Company’s wholly-owned subsidiary, ServisFirst Bank.

Mr. Mettler is Founder and President of Sovereign Co., where he leads strategy and business development. Mr. Metter assumed a full-time role at Sovereign as of April 26, 2019. Sovereign leverages proprietary marketing attribution and artificial intelligence technology to systematically measure thousands of simultaneous marketing messages to display the most relevant products for consumers. Previously, Mr. Mettler founded two marketing and financial technology businesses, CompareCards and SnapCap, both of which were acquired in two separate transactions by LendingTree (Nasdaq: TREE). Mr. Mettler served as President of Iron Horse Holdings LLC from January 1, 2014 until November 16, 2016. Following LendingTree’s acquisition of CompareCards from Iron Horse Holdings in November 2016, Mr. Mettler transitioned to serve as a salaried employee of LendingTree through April 26, 2019.

Prior to his work in marketing technology, Mr. Mettler held a senior business unit management position at Illinois Tool Works (NYSE: ITW), a Fortune 200 manufacturing company.

Mr. Mettler is also a minority owner of the Miami Marlins professional baseball club and serves on the board of directors of Charleston Day School. He is a graduate of Vanderbilt University and holds an MBA in Business Strategy from Northwestern University’s Kellogg School of Management.

Mr. Mettler will be entitled to the standard compensation provided to non-employee directors, as disclosed in the Company’s definitive proxy statement on Schedule 14A, filed by the Company with the Securities and Exchange Commission on March 5, 2019. As part of such compensation, Mr. Mettler will receive an initial grant of 25,000 stock options.

There are no arrangements or understandings between Mr. Mettler and any other person pursuant to which Mr. Mettler was elected to serve as a director. Mr. Mettler also is not a party to any transactions, other than banking transactions with the Company’s subsidiary bank in the ordinary course of business, requiring disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press release dated October 21, 2019

104 Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ServisFirst Bancshares, Inc.

Date: October 21, 2019	By:	/s/ Thomas A. Broughton, III
Thomas A. Broughton, III
Chairman, President and Chief Executive Officer